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                         OPINION AND CONSENT OF ACTUARY



On behalf of AIG Life Insurance Company, I hereby consent to the inclusion of the section entitled "Illustration of Policy Values", and the Table of Minimum and Maximum Face Amounts in a Registration Statement of Form S-6 registering Variable Life Insurance Policies. The illustrations have been prepared in accordance with standard actuarial principles and reflect the operation of the Policy by taking into account all charges under the Policy and in the underlying fund.



                                                  /s/ Michael J. Burns
                                                  Michael J. Burns, FSA, MAAA


Dated:  April 26, 1997